VISA

Visa Inc. Reports Fiscal Fourth Quarter and Full-Year 2019 Results

San Francisco, CA, October 24, 2019 – Visa Inc. (NYSE: V)

Fiscal Fourth Quarter:

- **GAAP net income of $3.0B or $1.34 per share and non-GAAP net income of $3.3B or $1.47 per share**
- **Net revenues of $6.1B, an increase of 13%**

Fiscal Full-Year:

- **GAAP net income of $12.1B or $5.32 per share and non-GAAP net income of $12.4B or $5.44 per share**
- **Net revenues of $23.0B, an increase of 11%**

- **Growth in underlying business drivers remained strong**
- **Returned $2.7B and $10.9B of capital to shareholders for Q4 and full-year, respectively, in the form of share repurchases and dividends**
- **The board of directors increased Visa's quarterly cash dividend by 20% to $0.30 per share**

Q4 and Full-Year 2019 Results

(Ended September 30, 2019)

	Q4 2019		Full-Year 2019	
in billions, except percentages and per share data	USD	YoY Change	USD	YoY Change
Net Revenues	$6.1	13%	$23.0	11%
GAAP Net Income	$3.0	6%	$12.1	17%
Non-GAAP Net Income[(1)]	$3.3	18%	$12.4	15%
GAAP Earnings Per Share	$1.34	9%	$5.32	20%
Non-GAAP Earnings Per Share[(1)]	$1.47	21%	$5.44	18%

(1) Non-GAAP Net Income and Non-GAAP Earnings Per Share exclude special items in the current and prior fiscal years.

Alfred F. Kelly, Jr., *Chairman and Chief Executive Officer, Visa Inc.*, commented on the results:

"The fourth quarter capped a strong fiscal 2019 with net revenue and adjusted EPS growth of 13% and 21%, respectively. During the year, we extended and expanded partnerships with a significant number of our largest clients globally while also establishing new partnerships with emerging companies across the payments ecosystem. These partnerships, combined with four acquisitions and substantial organic investment, greatly expand our reach and capabilities to fuel future growth."

Q4 and Full-Year 2019 Key Business Drivers

(YoY growth, volume in constant dollars)

Payments Volume
Q4: +9% | Full-Year: +9%

Cross-Border Volume
Q4: +7% | Full-Year: +6%

Processed Transactions
Q4: +11% | Full-Year: +11%

Fiscal Fourth Quarter 2019 — Financial Highlights GAAP net income in the fiscal fourth quarter was $3.0 billion or $1.34 per share, increases of 6% and 9%, respectively, over prior year’s results. Current year’s results included a special item of $370 million for a litigation provision and the related tax benefit associated with the interchange multi-district litigation (“MDL”) case, while prior year’s results included a special item of $49 million net income benefit from a donation of investment securities to the Visa Foundation. Excluding these special items, non-GAAP net income for the quarter was $3.3 billion or $1.47 per share, increases of 18% and 21%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented). Non-GAAP earnings per share growth was approximately 23% on a constant-dollar basis. All references to earnings per share assume fully- diluted class A share count. Net revenues in the fiscal fourth quarter were $6.1 billion, an increase of 13%, driven by continued growth in payments volume, cross-border volume and processed transactions. Net revenues growth was approximately 15% on a constant-dollar basis. The Company adopted the new revenue accounting standard effective October 1, 2018, which positively impacted reported net revenues growth by approximately 3.2 percentage points. Payments volume for the three months ended June 30, 2019, on which fiscal fourth quarter service revenue is recognized, grew 9% over the prior year on a constant-dollar basis. Payments volume for the three months ended September 30, 2019, grew 9% over the prior year on a constant-dollar basis. Cross-border volume growth, on a constant-dollar basis, was 7% for the three months ended September 30, 2019. Excluding cross-border transactions within Europe, which have revenue yields similar to Europe’s domestic volume, growth was 9% in the quarter. Total processed transactions, which represent transactions processed by Visa, for the three months ended September 30, 2019, were 36.4 billion, an 11% increase over the prior year. Fiscal fourth quarter service revenues were $2.5 billion, an increase of 9% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 16% over the prior year to $2.8 billion. International transaction revenues grew 11% over the prior year to $2.2 billion. Other revenues of $345 million rose 35% over the prior year. Client incentives, a contra-revenue item, were $1.7 billion and represent 21.6% of gross revenues. GAAP operating expenses were $2.4 billion for the fiscal fourth quarter, an 18% increase over the prior year's results, including the special items. Excluding the operating expense impact of the special items from current and prior years, non-GAAP operating expenses grew 11% over the prior year, primarily driven by general and administrative, personnel and marketing expenses. The new revenue accounting standard increased GAAP and non-GAAP operating expense growth by 2.4 and 2.6 percentage points, respectively. Non-operating expense was $24 million for the fiscal fourth quarter, including $41 million of net investment gains. GAAP effective income tax rate was 18.5% for the quarter ended September 30, 2019, including an $83 million tax benefit related to the MDL case. Excluding the tax impact from this special item, the non-GAAP effective income tax rate was 18.9% for the fiscal fourth quarter. Cash, cash equivalents and investment securities were $14.2 billion at September 30, 2019. The weighted-average number of diluted shares of class A common stock outstanding was 2.25 billion for the quarter ended September 30, 2019. 2

Fiscal Full-Year 2019 — Financial Highlights GAAP net income in the fiscal full-year 2019 was $12.1 billion or $5.32 per share, increases of 17% and 20%, respectively, over prior year’s results. Current and prior year’s results included special items related to litigation provisions associated with the MDL case. Prior year’s results also included special items related to the U.S. tax reform and a donation of investment securities to the Visa Foundation. Excluding these special items, non-GAAP net income for the full-year was $12.4 billion or $5.44 per share, increases of 15% and 18%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented). Non-GAAP earnings per share growth was approximately 20% on a constant-dollar basis. Net revenues in the fiscal full-year 2019 were $23.0 billion, an increase of 11%, driven by continued growth in payments volume, cross-border volume and processed transactions. Net revenues growth was approximately 13% on a constant-dollar basis. The new revenue accounting standard positively impacted reported net revenues growth by approximately 1.7 percentage points. Payments volume for the twelve months ended September 30, 2019, grew 9% over the prior year on a constant-dollar basis. Cross-border volume growth, on a constant-dollar basis, was 6% for the twelve months ended September 30, 2019. Excluding cross-border transactions within Europe, which have revenue yields similar to Europe’s domestic volume, growth was 8% for the fiscal year. Total processed transactions, which represent transactions processed by Visa, for the twelve months ended September 30, 2019, were 138.3 billion, an 11% increase over the prior year. Fiscal full-year 2019 service revenues were $9.7 billion, an increase of 9% over the prior year. Data processing revenues rose 14% over the prior year to $10.3 billion. International transaction revenues grew 8% over the prior year to $7.8 billion. Other revenues of $1.3 billion rose 39% over the prior year. Client incentives, a contra-revenue item, were $6.2 billion and represent 21.2% of gross revenues. GAAP operating expenses were $8.0 billion for the fiscal full-year 2019, a 4% increase over the prior year's results, including the special items. Current and prior year’s results included special items related to litigation provisions associated with the MDL case. Prior year’s results also included a special item related to a donation of investment securities to the Visa Foundation. Excluding these special items, non-GAAP operating expenses grew 11% over the prior year, primarily driven by general and administrative, personnel and marketing expenses. The new revenue accounting standard increased GAAP and non-GAAP operating expense growth by 2.4 and 2.6 percentage points, respectively. Non-operating expense was $117 million for the fiscal full-year 2019, including $131 million of net investment gains. GAAP effective income tax rate was 18.8% for the twelve months ended September 30, 2019. Excluding current year’s special item related to the litigation provision associated with the MDL case, the non-GAAP effective income tax rate was 18.9% for the fiscal full-year 2019. The weighted-average number of diluted shares of class A common stock outstanding was 2.27 billion for the fiscal full-year ended September 30, 2019. 3

Other Notable Items On July 4, 2019, Visa reached full ownership of Earthport, a provider of cross-border payment services to banks, money transfer service providers and businesses. With Earthport, Visa can reach over 99% of consumer and small business bank accounts in 88 countries, including the top 50 markets. On July 17, 2019, Visa announced it completed the acquisition of Payworks, a provider of next-generation payment gateway software for the point-of-sale. This adds in-store payment processing to Cybersource’s digital payment platform to create a fully integrated, omnichannel payment acceptance solution that will enable merchants and acquirers to offer a unified payment experience whether their customers are paying in-store, in-app or online. On September 12, 2019, Visa announced it completed the acquisition of Verifi, a leader in technology solutions that reduce chargebacks. Verifi’s dispute resolution tools combined with Visa’s suite of fraud management and risk solutions will give buyers and sellers intelligent, data-driven capabilities that reduce the time and cost of dispute resolutions and improve the overall customer experience. In September 2019, Visa recorded a $370 million accrual in connection with the MDL 1720, depositing an additional $300 million into its litigation escrow and taking into account $70 million in available funds resulting primarily from accrued interest. The litigation escrow account was previously established under the Company’s U.S. retrospective responsibility plan, which was created to insulate the Company and class A shareholders from financial liability for certain litigation cases. On October 22, 2019, Visa announced it completed the acquisition of the token services and ticketing businesses of Rambus. These businesses will enable Visa to extend the security and convenience of tokenization to all types of transactions, including the ability to support domestic card networks and account-based and real-time payments systems. During the three months ended September 30, 2019, Visa repurchased 12.2 million shares of class A common stock at an average price of $177.28 per share for $2.2 billion. During the twelve months ended September 30, 2019, the Company repurchased a total of 56.1 million shares of class A common stock at an average price of $154.25 per share for $8.6 billion. In addition, the $300 million litigation escrow deposit had the same impact on Visa’s as-converted class A common stock outstanding as a share repurchase as it reduced the conversion rate of class B common stock. The Company has $4.0 billion of remaining authorized funds for share repurchase as of September 30, 2019. On October 22, 2019, the board of directors declared an increase to Visa’s quarterly cash dividend by 20% to $0.30 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as-converted basis) payable on December 3, 2019, to all holders of record as of November 15, 2019. Visa will host an Investor Day in San Francisco on Tuesday, February 11, 2020 beginning at 8:00 a.m. Pacific Time. Visa’s management team will provide a comprehensive update of our strategies and key initiatives. A live webcast and replay of the presentation will be available at http://investor.visa.com. 4

Financial Outlook for Fiscal Full-Year 2020

	GAAP Nominal-Dollar Basis	Foreign Currency Impact	Acquisition Impact	Adjusted Constant-Dollar Basis[1]
Annual Net Revenues Growth	Low double-digit	1% – 1.5% decrease	~0.5% increase	Low double-digit
Client Incentives as a % of Gross Revenues	22.5% – 23.5%			22.5% – 23.5%
Annual Operating Expense Growth[2]	Mid-single-digit	1% – 1.5% decrease	3% – 4% increase	Mid-to-high single-digit
Effective Tax Rate	19% – 19.5%			19% – 19.5%
Annual Diluted Class A Common Stock Earnings Per Share Growth[3]	Mid-teens	1% – 1.5% decrease	~1% decrease	Mid-teens

(1) Adjusted financial outlook is on a constant-dollar basis and excludes acquisitions, investment gains/losses and the non-GAAP special item in fiscal full-year 2019. We believe presenting this adjusted outlook provides investors with additional insight into our expected operating performance for fiscal full-year 2020.

(2) Annual adjusted operating expense growth is derived from non-GAAP full-year 2019 operating expenses of $7.6 billion, which excludes $0.4 billion impact of the non-GAAP special item.

(3) Annual adjusted diluted class A common stock earnings per share growth is derived from adjusted full-year 2019 earnings per share results of $5.40, which excludes the impact of investment gains/losses (~$0.04 increase) and the non-GAAP special item (~$0.12 decrease).

Fiscal Fourth Quarter and Full-Year 2019 Earnings Results Call Details

Visa's executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.'s Investor Relations website at http://investor.visa.com.

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Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for fiscal full-year 2020. Forward-looking statements generally are identified by words such as “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook”, “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:  increased oversight and regulation of the global payments industry and our business;  impact of government-imposed restrictions on international payment systems;  outcome of tax, litigation and governmental investigation matters;  increasingly intense competition in the payments industry, including competition for our clients and merchants;  proliferation and continuous evolution of new technologies and business models;  our ability to maintain relationships with our clients, merchants and other third parties;  brand or reputational damage;  management changes;  impact of global economic, political, market and social events or conditions;  exposure to loss or illiquidity due to settlement guarantees;  uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;  a disruption, failure, breach or cyber-attack of our networks or systems;  risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and  other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2018, and our subsequent reports on Forms 10-Q and 8-K. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. About Visa Inc. Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network - enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. Our relentless focus on innovation is a catalyst for the rapid growth of digital commerce on any device for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, usa.visa.com/visa- everywhere/blog.html and @VisaNews. Investor Relations Media Relations Contacts Mike Milotich, 650-432-7644, Jeanette Volpi, 415-805-5070, InvestorRelations@visa.com Press@visa.com 6

Fiscal Fourth Quarter 2019 — Financial Summary

Q4 FISCAL 2019 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended September 30, 2019		YoY Change	
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues				
Service revenues	$ 2,536	$ 2,536	9%	9%
Data processing revenues	2,769	2,769	16%	16%
International transaction revenues	2,180	2,180	11%	11%
Other revenues	345	345	35%	35%
Client incentives	(1,693)	(1,693)	13%	13%
Net revenues	6,137	6,137	13%	13%
Operating Expenses				
Personnel	871	871	7%	7%
Marketing	306	306	16%	16%
Network and processing	193	193	3%	3%
Professional fees	149	149	11%	11%
Depreciation and amortization	172	172	6%	6%
General and administrative	341	341	(26%)	30%
Litigation provision	370	—	NM	(97%)
Total operating expenses	2,402	2,032	18%	11%
Operating income	3,735	4,105	10%	14%
Non-operating expense	(24)	(24)	(119%)	(59%)
Effective tax rate	18.5%	18.9%	(1 ppt)	(2 ppt)
Net income	$ 3,025	$ 3,312	6%	18%
Earnings per share	$ 1.34	$ 1.47	9%	21%

NM - Not Meaningful

Q4 FISCAL 2019 KEY BUSINESS DRIVERS

	YoY Change	
	Constant	Nominal
Payments volume	9%	7%
Cross-border volume	7%	4%
Processed transactions	11%	11%

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Fiscal Full-Year 2019 — Financial Summary

FISCAL FULL-YEAR 2019 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Twelve Months Ended September 30, 2019		YoY Change	
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues				
Service revenues	$ 9,700	$ 9,700	9%	9%
Data processing revenues	10,333	10,333	14%	14%
International transaction revenues	7,804	7,804	8%	8%
Other revenues	1,313	1,313	39%	39%
Client incentives	(6,173)	(6,173)	12%	12%
Net revenues	22,977	22,977	11%	11%
Operating Expenses				
Personnel	3,444	3,444	9%	9%
Marketing	1,105	1,105	12%	12%
Network and processing	721	721	5%	5%
Professional fees	454	454	2%	2%
Depreciation and amortization	656	656	7%	7%
General and administrative	1,196	1,196	4%	26%
Litigation provision	400	30	(34%)	348%
Total operating expenses	7,976	7,606	4%	11%
Operating income	15,001	15,371	16%	12%
Non-operating expense	(117)	(117)	(20%)	(66%)
Effective tax rate	18.8%	18.9%	(1 ppt)	(1 ppt)
Net income	$ 12,080	$ 12,367	17%	15%
Earnings per share	$ 5.32	$ 5.44	20%	18%

FISCAL FULL-YEAR 2019 KEY BUSINESS DRIVERS

	YoY Change	
	Constant	Nominal
Payments volume	9%	6%
Cross-border volume	6%	2%
Processed transactions	11%	11%

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Visa Inc. Consolidated Balance Sheets (unaudited) September 30, September 30, 2019 2018 (in millions, except par value data) Assets Cash and cash equivalents $ 7,838 $ 8,162 Restricted cash equivalents—U.S. litigation escrow 1,205 1,491 Investment securities 4,236 3,547 Settlement receivable 3,048 1,582 Accounts receivable 1,542 1,208 Customer collateral 1,648 1,324 Current portion of client incentives 741 340 Prepaid expenses and other current assets 712 562 Total current assets 20,970 18,216 Investment securities 2,157 4,082 Client incentives 2,084 538 Property, equipment and technology, net 2,695 2,472 Goodwill 15,656 15,194 Intangible assets, net 26,780 27,558 Other assets 2,232 1,165 Total assets $ 72,574 $ 69,225 Liabilities Accounts payable $ 156 $ 183 Settlement payable 3,990 2,168 Customer collateral 1,648 1,325 Accrued compensation and benefits 796 901 Client incentives 3,997 2,834 Accrued liabilities 1,625 1,160 Deferred purchase consideration — 1,300 Accrued litigation 1,203 1,434 Total current liabilities 13,415 11,305 Long-term debt 16,729 16,630 Deferred tax liabilities 4,807 4,618 Other liabilities 2,939 2,666 Total liabilities 37,890 35,219 Equity Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows: Series A convertible participating preferred stock, none issued (the “class A equivalent preferred stock”) — — Series B convertible participating preferred stock, 2 shares issued and outstanding at September 30, 2019 and 2,285 2,291 2018 (the “UK&I preferred stock”) Series C convertible participating preferred stock, 3 shares issued and outstanding at September 30, 2019 and 3,177 3,179 2018 (the “Europe preferred stock”) Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,718 and 1,768 shares issued and — — outstanding at September 30, 2019 and 2018, respectively Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at September 30, 2019 and 2018, respectively — — Class C common stock, $0.0001 par value, 1,097 shares authorized, 11 and 12 shares issued and outstanding at — — September 30, 2019 and 2018, respectively Right to recover for covered losses (171) (7) Additional paid-in capital 16,541 16,678 Accumulated income 13,502 11,318 Accumulated other comprehensive income (loss), net: Investment securities 6 (17) Defined benefit pension and other postretirement plans (192) (61) Derivative instruments 199 60 Foreign currency translation adjustments (663) 565 Total accumulated other comprehensive income (loss), net (650) 547 Total equity 34,684 34,006 Total liabilities and equity $ 72,574 $ 69,225 9

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,	
	2019	2018	2019	2018
	(in millions, except per share data)			
Net revenues	$ 6,137	$ 5,434	$ 22,977	$ 20,609
Operating Expenses				
Personnel	871	815	3,444	3,170
Marketing	306	264	1,105	988
Network and processing	193	188	721	686
Professional fees	149	134	454	446
Depreciation and amortization	172	163	656	613
General and administrative	341	457	1,196	1,145
Litigation provision	370	7	400	607
Total operating expenses	2,402	2,028	7,976	7,655
Operating income	3,735	3,406	15,001	12,954
Non-operating Income (Expense)				
Interest expense, net	(120)	(150)	(533)	(612)
Investment income and other	96	282	416	464
Total non-operating income (expense)	(24)	132	(117)	(148)
Income before income taxes	3,711	3,538	14,884	12,806
Income tax provision	686	693	2,804	2,505
Net income	$ 3,025	$ 2,845	$ 12,080	$ 10,301
Basic Earnings Per Share				
Class A common stock	$ 1.34	$ 1.24	$ 5.32	$ 4.43
Class B common stock	$ 2.19	$ 2.01	$ 8.68	$ 7.28
Class C common stock	$ 5.38	$ 4.94	$ 21.30	$ 17.72
Basic Weighted-average Shares Outstanding				
Class A common stock	1,724	1,774	1,742	1,792
Class B common stock	245	245	245	245
Class C common stock	11	12	12	12
Diluted Earnings Per Share				
Class A common stock	$ 1.34	$ 1.23	$ 5.32	$ 4.42
Class B common stock	$ 2.19	$ 2.01	$ 8.66	$ 7.27
Class C common stock	$ 5.37	$ 4.93	$ 21.26	$ 17.69
Diluted Weighted-average Shares Outstanding				
Class A common stock	2,253	2,306	2,272	2,329
Class B common stock	245	245	245	245
Class C common stock	11	12	12	12

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Visa Inc. Consolidated Statements of Cash Flows (unaudited) For the Years Ended September 30, 2019 2018 (in millions) Operating Activities Net income $ 12,080 $ 10,301 Adjustments to reconcile net income to net cash provided by (used in) operating activities: Client incentives 6,173 5,491 Share-based compensation 407 327 Depreciation and amortization of property, equipment, technology and intangible assets 656 613 Deferred income taxes 214 (1,277) VE territory covered losses incurred (172) (11) Other (271) (64) Change in operating assets and liabilities: Settlement receivable (1,533) (223) Accounts receivable (333) (70) Client incentives (6,430) (4,682) Other assets (310) 59 Accounts payable (24) 3 Settlement payable 1,931 262 Accrued and other liabilities 627 1,760 Accrued litigation (231) 452 Net cash provided by (used in) operating activities 12,784 12,941 Investing Activities Purchases of property, equipment and technology (756) (718) Proceeds from sales of property, equipment and technology — 14 Investment securities: Purchases (2,653) (5,772) Proceeds from maturities and sales 3,996 3,636 Acquisitions, net of cash and restricted cash acquired (699) (196) Purchases of / contributions to other investments (501) (50) Proceeds / distributions from other investments 12 2 Other investing activities 10 — Net cash provided by (used in) investing activities (591) (3,084) Financing Activities Repurchase of class A common stock (8,607) (7,192) Repayments of long-term debt — (1,750) Dividends paid (2,269) (1,918) Payment of deferred purchase consideration related to Visa Europe acquisition (1,236) — Cash proceeds from issuance of common stock under employee equity plans 162 164 Restricted stock and performance-based shares settled in cash for taxes (111) (94) Net cash provided by (used in) financing activities (12,061) (10,790) Effect of exchange rate changes on cash and cash equivalents (277) (101) Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents (145) (1,034) Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year 10,977 12,011 Cash, cash equivalents, restricted cash and restricted cash equivalents at end of year $ 10,832 $ 10,977 Supplemental Disclosure Income taxes paid, net of refunds $ 2,648 $ 2,285 Interest payments on debt $ 537 $ 545 Charitable contribution of investment securities to Visa Foundation $ — $ 195 Accruals related to purchases of property, equipment and technology $ 95 $ 77 11

Visa Inc. Fiscal 2019 and 2018 Quarterly Results of Operations (unaudited) Fiscal 2018 Fiscal 2019 Quarter Ended Quarter Ended September 30, June 30, March 31, December 31, September 30, 2019 2019 2019 2018 2018 (in millions) Net revenues $ 6,137 $ 5,840 $ 5,494 $ 5,506 $ 5,434 Operating Expenses Personnel 871 872 894 807 815 Marketing 306 282 241 276 264 Network and processing 193 184 171 173 188 Professional fees 149 113 101 91 134 Depreciation and amortization 172 165 160 159 163 General and administrative 341 315 264 276 457 Litigation provision 370 1 22 7 7 Total operating expenses 2,402 1,932 1,853 1,789 2,028 Operating income 3,735 3,908 3,641 3,717 3,406 Non-operating Income (Expense) Interest expense, net (120) (128) (140) (145) (150) Investment income and other 96 86 176 58 282 Total non-operating income (expense) (24) (42) 36 (87) 132 Income before income taxes 3,711 3,866 3,677 3,630 3,538 Income tax provision 686 765 700 653 693 Net income $ 3,025 $ 3,101 $ 2,977 $ 2,977 $ 2,845 12

Visa Inc. Reconciliation of Non-GAAP Financial Results (unaudited) Our financial results for the three and twelve months ended September 30, 2019 and 2018 reflected the impact of certain significant items that we believe are not indicative of our operating performance in these or future periods, as they are either non-recurring or have no cash impact. As such, we believe the presentation of non-GAAP financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented. ▪ Litigation provision. During the three months ended September 30, 2019 and twelve months ended September 30, 2018, we recorded a litigation provision of $370 million and $600 million, respectively, and related tax benefits of $83 million and $137 million, respectively, associated with the interchange multidistrict litigation. The tax impact is determined by applying applicable federal and state tax rates to the litigation provision. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a reduction to the conversion rate of our class B common stock to shares of class A common stock. ▪ Charitable contribution. During the three and twelve months ended September 30, 2018, we donated investment securities to the Visa Foundation and recognized a non-cash general and administrative expense of $195 million, before tax, and recorded $193 million of realized gain on the donation of these investments as non-operating income. Net of the related cash tax benefit of $51 million, determined by applying applicable tax rates, non-GAAP net income decreased by $49 million. • Remeasurement of deferred tax balances. During the twelve months ended September 30, 2018, in connection with the Tax Cuts and Jobs Act’s reduction of the corporate income tax rate, we remeasured our net deferred tax liabilities as of the enactment date, resulting in the recognition of a non-recurring, non-cash income tax benefit of $1.1 billion. • Transition tax on foreign earnings. During the twelve months ended September 30, 2018, in connection with the Tax Cuts and Job Act’s requirement that we include certain untaxed foreign earnings of non-U.S. subsidiaries in our fiscal 2018 taxable income, we recorded a one-time transition tax estimate of approximately $1.1 billion. 13

Visa Inc. Reconciliation of Non-GAAP Financial Results - continued (unaudited)

Non-GAAP financial measures should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures for the three and twelve months ended September 30, 2019 and 2018.

Three Months Ended September 30, 2019	Operating Expenses	Operating Margin (1),(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)							
As reported	$ 2,402	61 %	$ (24)	$ 3,711	$ 686	18.5 %	$ 3,025	$ 1.34
Litigation provision	(370)	6 %	—	370	83		287	0.13
Non-GAAP	$ 2,032	67 %	$ (24)	$ 4,081	$ 769	18.9 %	$ 3,312	$ 1.47

Twelve Months Ended September 30, 2019	Operating Expenses	Operating Margin (1),(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)							
As reported	$ 7,976	65 %	$ (117)	$ 14,884	$ 2,804	18.8 %	$ 12,080	$ 5.32
Litigation provision	(370)	2 %	—	370	83		287	0.13
Non-GAAP	$ 7,606	67 %	$ (117)	$ 15,254	$ 2,887	18.9 %	$ 12,367	$ 5.44

Three Months Ended September 30, 2018	Operating Expenses	Operating Margin (1),(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)							
As reported	$ 2,028	63 %	$ 132	$ 3,538	$ 693	19.6 %	$ 2,845	$ 1.23
Charitable contribution	(195)	4 %	(193)	2	51		(49)	(0.02)
Non-GAAP	$ 1,833	66 %	$ (61)	$ 3,540	$ 744	21.0 %	$ 2,796	$ 1.21

Twelve Months Ended September 30, 2018	Operating Expenses	Operating Margin (1),(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)							
As reported	$ 7,655	63 %	$ (148)	$ 12,806	$ 2,505	19.6 %	$ 10,301	$ 4.42
Charitable contribution	(195)	1 %	(193)	2	51		(49)	(0.02)
Litigation provision	(600)	3 %	—	600	137		463	0.20
Remeasurement of deferred tax balances	—	— %	—	—	1,133		(1,133)	(0.49)
Transition tax on foreign earnings	—	— %	—	—	(1,147)		1,147	0.49
Non-GAAP	$ 6,860	67 %	$ (341)	$ 13,408	$ 2,679	20.0 %	$ 10,729	$ 4.61

(1) Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

(2) Operating margin is calculated as operating income divided by net revenues.

VISA

14

Operational Performance Data The tables below provide information regarding the available operational results for the 3 months ended September 30, 2019, as well as the prior four quarterly reporting periods and the 12 months ended September 30, 2019 and 2018, for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands. 1. Branded Volume and Transactions The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data. For the 3 Months Ended September 30, 2019 Total Growth Growth Payments Growth Growth Payments Cash Growth Growth Cash Volume (Nominal (Constant Volume (Nominal (Constant Transactions Volume (Nominal (Constant Transactions Accounts Cards ($ billions) USD) USD) ($ billions) USD) USD) (millions) ($ billions) USD) USD) (millions) (millions) (millions) All Visa Credit & Debit Asia Pacific $608 1.5% 2.6% $493 3.5% 5.4% 7,891 $115 (6.3%) (7.7%) 983 3 4 Canada 76 6.6% 7.4% 70 6.7% 7.6% 1,058 6 5.1% 5.9% 11 63 62 CEMEA 305 10.3% 10.6% 132 24.9% 24.5% 5,386 173 1.3% 1.9% 1,233 3 3 LAC 241 4.4% 9.8% 108 11.8% 18.4% 3,829 133 (0.9%) 3.6% 1,213 2 2 US 1,170 7.4% 7.4% 1,022 8.2% 8.2% 18,809 148 2.1% 2.1% 953 6 6 Europe 578 1.9% 6.0% 441 4.4% 8.8% 10,842 137 (5.5%) (2.1%) 999 19 22 Visa Inc. 2,978 5.1% 6.6% 2,267 7.4% 8.9% 47,815 711 (1.6%) (0.2%) 5,392 96 101 Visa Credit Programs US $547 6.7% 6.7% $533 6.8% 6.8% 6,609 $14 0.4% 0.4% 16 - - International 760 4.5% 6.7% 710 4.9% 7.1% 11,275 51 (1.3%) 0.9% 221 976 1,124 Visa Inc. 1,307 5.4% 6.7% 1,242 5.7% 7.0% 17,884 65 (1.0%) 0.8% 237 976 1,124 Visa Debit Programs US $623 8.1% 8.1% $490 9.8% 9.8% 12,200 $133 2.2% 2.2% 937 - - International 1,048 3.0% 5.7% 535 9.0% 13.0% 17,731 513 (2.6%) (1.0%) 4,218 2,057 2,244 Visa Inc. 1,671 4.8% 6.6% 1,024 9.4% 11.4% 29,931 646 (1.7%) (0.3%) 5,155 2,057 2,244 For the 3 Months Ended June 30, 2019 Total Growth Growth Payments Growth Growth Payments Cash Growth Growth Cash Volume (Nominal (Constant Volume (Nominal (Constant Transactions Volume (Nominal (Constant Transactions Accounts Cards ($ billions) USD) USD) ($ billions) USD) USD) (millions) ($ billions) USD) USD) (millions) (millions) (millions) All Visa Credit & Debit Asia Pacific $601 (1.9%) 3.1% $484 (0.3%) 5.4% 7,502 $118 (7.8%) (5.7%) 991 937 1,034 Canada 74 1.5% 5.5% 68 1.7% 5.6% 999 6 (0.2%) 3.6% 11 64 70 CEMEA 296 5.0% 8.4% 124 17.5% 21.3% 5,104 172 (2.5%) 0.7% 1,236 357 353 LAC 234 (2.5%) 7.6% 104 2.7% 16.1% 3,620 130 (6.3%) 1.6% 1,198 436 473 US 1,167 7.8% 7.8% 1,020 8.8% 8.8% 18,547 147 1.6% 1.6% 945 758 921 Europe 562 (2.8%)5.1%4 300.3% 7.8% 10,334 133 (11.5%) (2.9%) 1,002 504 553 Visa Inc. 2,934 2.3% 6.3% 2,230 4.9% 8.7% 46,107 704 (5.1%) (0.8%) 5,383 3,056 3,404 Visa Credit Programs US $542 7.0% 7.0% $528 7.0% 7.0% 6,365 $14 5.3% 5.3% 15 270 334 International 741 (0.6%)6.1%6 91(0.3%) 6.5% 10,738 49 (5.1%) 0.6% 223 709 795 Visa Inc. 1,283 2.5% 6.5% 1,219 2.8% 6.7% 17,103 64 (3.0%) 1.6% 238 979 1,129 Visa Debit Programs US $625 8.6% 8.6% $493 10.7% 10.7% 12,182 $132 1.2% 1.2% 930 488 587 International 1,026 (1.3%)4.7%5 184.8% 11.6% 16,821 508 (6.9%) (1.5%) 4,215 1,589 1,688 Visa Inc. 1,651 2.2% 6.1% 1,011 7.6% 11.2% 29,003 641 (5.3%) (1.0%) 5,146 2,077 2,276 15

For the 3 Months Ended March 31, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$598	(1.4%)	3.6%	$477	0.7%	6.3%	6,942	$121	(9.1%)	(5.6%)	1,002	933	1,028
Canada	65	(1.1%)	3.4%	59	(0.7%)	3.8%	878	5	(5.5%)	(1.2%)	11	62	69
CEMEA	268	(0.6%)	7.6%	110	10.4%	21.0%	4,464	158	(7.2%)	(0.2%)	1,143	354	349
LAC	230	(9.4%)	5.9%	101	(4.7%)	14.1%	3,437	129	(12.8%)	0.2%	1,148	429	464
US	1,071	7.0%	7.0%	931	7.9%	7.9%	16,968	141	0.9%	0.9%	889	758	918
Europe	529	(5.1%)	4.4%	406	(2.6%)	6.3%	9,460	124	(12.5%)	(1.2%)	927	504	550
Visa Inc.	2,761	0.2%	5.6%	2,084	3.3%	8.0%	42,148	677	(8.1%)	(1.1%)	5,120	3,040	3,379
Visa Credit Programs													
US	$488	6.1%	6.1%	$474	6.3%	6.3%	5,699	$15	0.6%	0.6%	14	271	336
International	715	(1.4%)	6.5%	668	(0.9%)	6.9%	9,893	47	(7.8%)	0.0%	203	703	787
Visa Inc.	1,203	1.5%	6.3%	1,141	2.0%	6.7%	15,592	62	(5.9%)	0.2%	217	974	1,123
Visa Debit Programs													
US	$583	7.7%	7.7%	$457	9.7%	9.7%	11,269	$126	1.0%	1.0%	874	487	583
International	975	(5.2%)	3.6%	486	0.7%	9.6%	15,288	489	(10.5%)	(1.8%)	4,028	1,578	1,673
Visa Inc.	1,558	(0.8%)	5.1%	943	4.9%	9.6%	26,557	615	(8.3%)	(1.2%)	4,903	2,065	2,256

For the 3 Months Ended December 31, 2018

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$616	2.7%	6.6%	$493	5.1%	9.1%	7,387	$123	(5.8%)	(2.4%)	1,058	921	1,021
Canada	76	5.1%	9.0%	70	5.2%	9.1%	995	6	3.9%	7.8%	11	63	69
CEMEA	287	2.2%	8.9%	114	14.6%	22.7%	4,504	174	(4.6%)	1.3%	1,268	347	341
LAC	252	(7.4%)	8.8%	108	(3.4%)	16.8%	3,545	144	(10.1%)	3.5%	1,276	426	464
US	1,121	9.5%	9.5%	979	10.5%	10.5%	17,889	142	3.1%	3.1%	925	754	914
Europe	570	1.0%	7.2%	429	3.0%	8.5%	9,988	141	(4.6%)	3.6%	1,061	503	549
Visa Inc.	2,923	3.9%	8.3%	2,194	7.0%	10.6%	44,308	729	(4.5%)	1.9%	5,599	3,014	3,357
Visa Credit Programs													
US	$533	8.4%	8.4%	$519	8.5%	8.5%	6,329	$14	4.7%	4.7%	15	273	337
International	753	2.4%	8.8%	702	2.9%	9.4%	10,416	51	(5.1%)	0.5%	220	701	781
Visa Inc.	1,286	4.8%	8.6%	1,221	5.3%	9.1%	16,745	65	(3.1%)	1.4%	236	974	1,118
Visa Debit Programs													
US	$588	10.5%	10.5%	$460	12.8%	12.8%	11,560	$127	2.9%	2.9%	910	481	577
International	1,049	(0.5%)	6.7%	513	6.3%	12.4%	16,003	536	(6.3%)	1.7%	4,454	1,558	1,662
Visa Inc.	1,637	3.2%	8.0%	973	9.3%	12.6%	27,563	664	(4.7%)	2.0%	5,363	2,039	2,239

For the 3 Months Ended September 30, 2018

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$599	5.1%	8.0%	$476	7.5%	10.2%	7,062	$123	(3.3%)	0.2%	1,041	920	1,018
Canada	71	3.4%	8.5%	66	3.5%	8.6%	939	6	1.7%	6.7%	11	60	66
CEMEA	276	1.7%	7.7%	106	13.3%	20.7%	4,210	171	(4.3%)	1.0%	1,227	353	345
LAC	231	(9.5%)	7.0%	97	(5.3%)	14.7%	3,284	134	(12.3%)	2.2%	1,198	436	472
US	1,089	11.0%	11.0%	945	12.5%	12.5%	17,501	145	2.1%	2.1%	956	738	897
Europe	568	2.3%	7.6%	422	4.8%	9.2%	9,478	145	(4.5%)	3.5%	1,089	500	548
Visa Inc.	2,834	4.9%	9.0%	2,112	8.6%	11.7%	42,475	723	(4.5%)	1.8%	5,522	3,007	3,346
Visa Credit Programs													
US	$513	10.8%	10.8%	$499	11.2%	11.2%	6,148	$14	0.6%	0.6%	16	269	336
International	728	3.5%	9.1%	676	4.1%	9.8%	10,000	51	(4.2%)	0.2%	220	692	771
Visa Inc.	1,240	6.4%	9.8%	1,175	7.0%	10.4%	16,148	66	(3.2%)	0.3%	236	961	1,107
Visa Debit Programs													
US	$577	11.1%	11.1%	$446	14.0%	14.0%	11,353	$130	2.2%	2.2%	941	470	562
International	1,017	0.0%	6.8%	490	7.8%	12.7%	14,974	527	(6.2%)	1.9%	4,346	1,577	1,678
Visa Inc.	1,594	3.8%	8.3%	937	10.6%	13.3%	26,327	657	(4.7%)	2.0%	5,286	2,046	2,239

VISA 16

For the 12 Months Ended September 30, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,423	0.2%	4.0%	$1,946	2.2%	6.5%	29,723	$477	(7.3%)	(5.4%)	4,035
Canada	291	3.1%	6.4%	269	3.3%	6.6%	3,930	23	0.8%	4.0%	45
CEMEA	1,156	4.2%	8.9%	480	17.0%	22.4%	19,458	676	(3.3%)	1.0%	4,880
LAC	956	(4.0%)	8.0%	422	1.3%	16.4%	14,430	535	(7.8%)	2.2%	4,834
US	4,529	7.9%	7.9%	3,953	8.9%	8.9%	72,213	576	1.9%	1.9%	3,711
Europe	2,240	(1.2%)	5.7%	1,705	1.3%	7.9%	40,624	535	(8.5%)	(0.6%)	3,988
Visa Inc.	11,596	2.9%	6.7%	8,775	5.7%	9.1%	180,378	2,821	(4.9%)	(0.0%)	21,493
Visa Credit Programs											
US	$2,110	7.1%	7.1%	$2,053	7.2%	7.2%	25,002	$57	2.7%	2.7%	60
International	2,969	1.2%	7.0%	2,770	1.7%	7.5%	42,321	198	(4.8%)	0.5%	867
Visa Inc.	5,079	3.6%	7.0%	4,823	3.9%	7.4%	67,323	256	(3.2%)	1.0%	928
Visa Debit Programs											
US	$2,419	8.7%	8.7%	$1,900	10.7%	10.7%	47,211	$519	1.8%	1.8%	3,651
International	4,098	(1.0%)	5.2%	2,052	5.2%	11.7%	65,843	2,047	(6.6%)	(0.6%)	16,915
Visa Inc.	6,517	2.4%	6.5%	3,951	7.8%	11.2%	113,054	2,566	(5.0%)	(0.1%)	20,566

For the 12 Months Ended September 30, 2018

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,418	10.8%	8.1%	$1,904	13.3%	10.3%	26,349	$514	2.7%	0.5%	4,036	920	1,018
Canada	282	11.2%	9.2%	260	11.3%	9.2%	3,564	22	10.2%	8.2%	44	60	66
CEMEA	1,109	7.2%	8.4%	410	21.3%	22.4%	15,615	698	0.4%	1.5%	4,921	353	345
LAC	996	0.3%	6.3%	416	5.0%	12.9%	12,713	580	(2.9%)	2.2%	4,766	436	472
US	4,197	10.0%	10.0%	3,631	11.2%	11.2%	67,236	566	2.8%	2.8%	3,878	738	897
Europe	2,268	12.4%	7.5%	1,683	14.7%	9.2%	35,619	585	6.3%	2.9%	4,233	500	548
Visa Inc.	11,271	9.5%	8.6%	8,305	12.5%	11.1%	161,096	2,966	1.8%	2.0%	21,878	3,007	3,346
Visa Credit Programs													
US	$1,971	10.4%	10.4%	$1,915	10.8%	10.8%	23,481	$56	(2.2%)	(2.2%)	62	269	336
International	2,933	11.0%	9.3%	2,725	11.7%	10.0%	38,059	208	3.2%	0.7%	868	692	771
Visa Inc.	4,904	10.8%	9.8%	4,640	11.3%	10.4%	61,540	264	2.0%	0.0%	930	961	1,107
Visa Debit Programs													
US	$2,226	9.6%	9.7%	$1,716	11.6%	11.7%	43,755	$510	3.4%	3.4%	3,816	470	562
International	4,141	7.9%	6.6%	1,949	16.3%	12.4%	55,800	2,192	1.3%	2.0%	17,132	1,577	1,678
Visa Inc.	6,367	8.5%	7.7%	3,665	14.1%	12.1%	99,556	2,701	1.7%	2.2%	20,948	2,046	2,239

VISA
17

2. Cross-Border Volume

The table below represents cross-border volume growth for cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended		
Sep 30, 2019	4%	7%
Jun 30, 2019	2%	7%
Mar 31, 2019	(2%)	4%
Dec 31, 2018	3%	7%
Sep 30, 2018	8%	10%
12 Months Ended		
Sep 30, 2019	2%	6%

3. Visa Processed Transactions

The table below represents transactions using cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands processed on Visa's networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended		
Sep 30, 2019	36,425	11%
Jun 30, 2019	35,428	12%
Mar 31, 2019	32,544	11%
Dec 31, 2018	33,931	11%
Sep 30, 2018	32,763	12%
12 Months Ended		
Sep 30, 2019	138,329	11%

VISA 18

Footnote Payments volume, including Visa Direct volume, represents the aggregate dollar amount of purchases made with cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume. Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs. The data presented is based on transactions processed by Visa and reported by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated. Prior period updates, if any, are not material. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement. 19